Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
GRI Bio, Inc.
(Exact Name of Each Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share(2)	457(o)			$6,000,000	0.00014760	$885.60
Other	Pre-Funded Warrants to purchase Common Stock(3)	Other			-		(3)
Equity	Common Stock underlying the Pre-Funded Warrants(3)	457(o)			-		(3)
Other	Warrants to purchase Common Stock	Other			-		(4)
Equity	Common Stock underlying the Warrants to purchase Common Stock	457(o)			$6,000,000	0.00014760	$885.60
Other	Placement Agent Warrants to purchase Common Stock	Other			-		(4)(5)
Equity	Common Stock underlying the Placement Agent Warrants to purchase Common Stock	457(o)			$525,000	0.00014760	$77.49

Total Offering Amounts					$12,525,000	0.00014760	$1,848.69
Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fee Due							$1,848.69
(1)Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(3)The proposed maximum aggregate offering price of the Common Stock will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $6,000,000.
(4)No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(5)Represents Warrants issuable to the Placement Agent, or its designees, to purchase a number of shares of Common Stock equal to 7.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants being offered in this offering, at an exercise price equal to 125% of the combined public offering price per share of Common Stock and accompanying Warrant.